UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 445-2800

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	RDNT	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019 Norman Hames resigned as member of the Board of Directors (the “Board”) of Radnet, Inc. (the “Company”). Mr. Hames, who had served as a member of the Board for 19 years, did not resign as a result of any disagreement with the Company and continues to serve as an executive officer, including as President and Chief Operating Officer for Western Operations.

Also, on August 6, 2019 upon the recommendation of the Company’s Nominating and Governance Committee, Ms. Ruth Wilson was appointed to the Board. Ms. Wilson, age 56, currently serves as the Company’s Senior Vice President of Human Resources, a position she has held since 2019. Ms. Wilson has been with the Company since 1994, having served in a variety of positions including Manager, Director and Vice President of Human Resources. She has been an active member of the Company’s senior management since 1996. She is an active member of the Society for Human Resources Management and Professionals in Human Resources Association. Ms. Wilson earned her bachelor’s degree in psychology from the University of California, Santa Barbara.

Ms. Wilson was appointed to the Board based on her extensive experience with the Company’s operations, overseeing all of the human resources and staffing operations for a people-driven service business. The Board feels Ms. Wilson’s insight on the Company’s human capital will bring valuable perspective to the Board.

As a result of Mr. Hames’ resignation and Ms. Wilson’s appointment, the Board is currently comprised of seven directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadNet, Inc.

By:	/s/ Deborah L. Saly
Name: Deborah L. Saly Title: Vice President Legal Affairs and Associate General Counsel

Date: August 7, 2019

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